EXHIBIT 17

AETOS CAPITAL MULTI-STRATEGY ARBITRAGE FUND, LLC

c/o Aetos Alternatives Management, LLC, 875 Third Avenue, New York, New York 10022

Proxy Solicited on Behalf of the Board of Managers for the

Special Meeting of Members on

October 10, 2008

The undersigned Member of Aetos Capital Multi-Strategy Arbitrage Fund, LLC (the “Fund”) hereby appoints Michael Klein and Harold Schaaff, or either of them, proxies of the undersigned, with full power of substitution, to vote and act for and in the name and stead of the undersigned at the Special Meeting of Members of the Fund, to be held at the offices of Aetos Alternatives Management, LLC, 875 Third Avenue, New York, New York 10022, on October 10, 2008 at 9:00 a.m., New York time, and at any and all adjournments thereof, according to the votes, proportionate to the Member’s balance of its capital account in the Fund divided by the sum of capital accounts of all Members of the Fund (such Member’s “Investment Percentage”), that the undersigned would be entitled to cast if personally present.

The Investment Percentage represented by this proxy card will be voted in accordance with the instructions given by the undersigned Member, but if no instructions are given, the undersigned Member’s entire Investment Percentage will be voted IN FAVOR OF the Proposal as set forth in this proxy card. In addition, the undersigned Member’s entire Investment Percentage will be voted, in the discretion of such proxies, upon such other business as may properly come before the Meeting or any adjournment thereof. The undersigned hereby revokes any and all proxies with respect to such Investment Percentage heretofore given by the undersigned. The undersigned acknowledges receipt of the Prospectus and Proxy Statement dated September 17, 2008.

☒ Please mark votes as in this example.

AETOS CAPITAL MULTI-STRATEGY ARBITRAGE FUND, LLC		The Board of Managers recommends a vote FOR the Proposal below.

	1.	To approve (i) the Agreement and Plan of Merger, dated September 17, 2008, pursuant to which the Fund and Aetos Capital Market Neutral Strategies Fund, LLC will merge, with the Fund being the surviving entity (the “Merger”); and (ii) the Merger contemplated thereby.

		☐ For	☐ Against	☐ Abstain

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

Please sign exactly as your name(s) appears hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

☐

Name of Member:

Signature:	Date:	Signature:	Date:

AETOS CAPITAL MARKET NEUTRAL STRATEGIES FUND, LLC

c/o Aetos Alternatives Management, LLC, 875 Third Avenue, New York, New York 10022

Proxy Solicited on Behalf of the Board of Managers for the

Special Meeting of Members on

October 10, 2008

The undersigned Member of the Aetos Capital Market Neutral Strategies Fund, LLC (the “Fund”) hereby appoints Michael Klein and Harold Schaaff, or either of them, proxies of the undersigned, with full power of substitution, to vote and act for and in the name and stead of the undersigned at the Special Meeting of Members of the Fund, to be held at the offices of Aetos Alternatives Management, LLC, 875 Third Avenue, New York, New York 10022, on October 10, 2008 at 9:00 a.m., New York time, and at any and all adjournments thereof, according to the votes, proportionate to the Member’s balance of its capital account in the Fund divided by the sum of capital accounts of all Members of the Fund (such Member’s “Investment Percentage”), that the undersigned would be entitled to cast if personally present.

The Investment Percentage represented by this proxy card will be voted in accordance with the instructions given by the undersigned Member, but if no instructions are given, the undersigned Member’s entire Investment Percentage will be voted IN FAVOR OF the Proposal as set forth in this proxy card. In addition, the undersigned Member’s entire Investment Percentage will be voted, in the discretion of such proxies, upon such other business as may properly come before the Meeting or any adjournment thereof. The undersigned hereby revokes any and all proxies with respect to such Investment Percentage heretofore given by the undersigned. The undersigned acknowledges receipt of the Prospectus and Proxy Statement dated September 17, 2008.

☒ Please mark votes as in this example.

AETOS CAPITAL MARKET NEUTRAL STRATEGIES FUND, LLC		The Board of Managers recommends a vote FOR the Proposal below.

	1.	To approve the Agreement and Plan of Merger, dated September 17, 2008, pursuant to which the Fund and Aetos Capital Multi-Strategy Arbitrage Fund, LLC (“Multi-Strategy”) will merge, with Multi-Strategy being the surviving entity (the “Merger”); and (ii) the Merger contemplated thereby.

		☐ For	☐ Against	☐ Abstain

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

Please sign exactly as your name(s) appears hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

☐

Name of Member:

Signature:	Date:	Signature:	Date: